THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

If you are in any doubt about the action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom, or, if not, another appropriately authorised independent financial adviser.

THIS FORM OF ACCEPTANCE SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING OFFER DOCUMENT DATED 1 MARCH 2003. Unless the context otherwise requires, definitions contained in the Offer Document also apply in this Form of Acceptance.

If you have sold or otherwise transferred all of your OGS Shares, please forward this Form of Acceptance, together with the accompanying documents as soon as possible to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdiction. See paragraph 6 of Part B of Appendix I to the Offer Document.

The Offer (including the Loan Note Alternative) is not being made, directly or indirectly, in or into Australia, Canada or Japan and, subject to certain exemptions, the Offer is not capable of acceptance from or within Australia, Canada or Japan. Accordingly, neither this Form of Acceptance nor any of the accompanying documents is being or may be mailed or otherwise forwarded, distributed or sent into or from Australia, Canada or Japan and doing so may render any purported acceptance of the Offer invalid. All holders of OGS Shares (including nominees, trustees or custodians) who may have a contractual or legal obligation, or may otherwise intend, to forward this Form of Acceptance and/or the accompanying documents, should read the further details in this regard which are contained in paragraph 6(f) of Part B of Appendix I to the Offer Document before taking any action.

The Loan Notes that may be issued pursuant to the Loan Note Alternative have not been, and will not be, listed on any stock exchange and have not been and will not be registered under the Securities Act or under any relevant securities laws of any state or other jurisdiction of the United States, or under the relevant securities laws of Australia, Canada or Japan or any other jurisdiction. Accordingly, unless an exemption under such relevant laws is available, Loan Notes may not be offered, sold, re-sold or delivered, directly or indirectly, in, into or from the United States, Australia, Canada or Japan or any other jurisdiction in which an offer of Loan Notes would constitute a violation of relevant laws or require registration of the Loan Notes, or to or for the account or benefit of any US Person or resident of Australia, Canada or Japan or any other such jurisdiction.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance.

For the purposes of section 21 of the Financial Services and Markets Act 2000, this Form of Acceptance has been approved by J.P. Morgan plc which is regulated in the United Kingdom by the Financial Services Authority.

FORM OF ACCEPTANCE, AUTHORITY AND ELECTION
FOR HOLDERS OF OGS SHARES

Cash Offer

by

Celltech Group plc
and (outside the United States) by

JPMorgan

on its behalf for

Oxford GlycoSciences Plc

ACTION TO BE TAKEN

•	To accept the Offer, complete page 3 of this Form of Acceptance by following the instructions and notes for guidance set out on pages 2 and 4. Please also refer to the Offer Document for additional guidance.

•	If your OGS Shares are in certificated form (that is, not in CREST), return this Form of Acceptance duly completed and signed and accompanied by your certificate(s) and/or other document(s) of title, by post or (during normal business hours) by hand to Lloyds TSB Registrars at The Causeway, Worthing, West Sussex BN99 6DA or by hand only (during normal business hours) to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL as soon as possible, but in any event so as to arrive no later than 3.00 p.m. (London time), 10.00 a.m. (New York City time) on 31 March 2003. A reply-paid envelope is enclosed.

•	If your OGS Shares are in uncertificated form (that is, in CREST), you should return this Form of Acceptance duly completed and signed and take the action set out in paragraph 16(b) of the letter from JPMorgan contained in the Offer Document to transfer your OGS Shares to an escrow balance. For this purpose, the participant ID of the escrow agent is 6RA52, the member account ID of the escrow agent is RA632801 and the reference number of this Form of Acceptance (for insertion in the first eight characters of the shared note field on the TTE instruction) is as shown next to Box 5 on page 3 of this Form of Acceptance. You should ensure that the transfer to escrow settles not later than 3.00 p.m. (London time), 10.00 a.m. (New York City time) on 31 March 2003.

•	If you hold OGS Shares in both certificated and uncertificated form, you should complete a separate Form of Acceptance for each holding. Similarly, if you hold OGS Shares in certificated form but under different designations you should complete a separate Form of Acceptance in respect of each designation. If you hold OGS Shares in uncertificated form but under different member account IDs, you should complete a separate Form of Acceptance in respect of each member account ID. You can obtain further Forms of Acceptance by contacting Lloyds TSB Registrars at The Causeway, Worthing, West Sussex BN99 6DA (telephone number 0870 600 0673, if calling from the UK and +44 (0)1903 702767, if calling from elsewhere).

•	If your OGS Shares are held outside of CREST and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent with the relevant document(s).

•	Please read Parts B and C of Appendix I to the Offer Document, the terms of which are incorporated in and form part of this Form of Acceptance.

•	If you hold OGS Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

•	A Form of Acceptance which is received in an envelope postmarked, or which otherwise appears to Celltech or its agents to have been sent from, Australia, Canada or Japan may be rejected as an invalid acceptance of the Offer.

DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE

If you have any questions as to how to complete this Form of Acceptance or to obtain a further form, please contact Lloyds TSB Registrars on 0870 600 0673, if calling from the UK and +44 (0)1903 702767, if calling from elsewhere.

How to Complete this Form of Acceptance
Form of Acceptance Relating to the Offer
Additional Notes Regarding the Completion of this Form
Offer Document
Letter of Transmittal
Notice of Guaranteed Delivery
Letter to Brokers
Letter to Clients
W-9 Guidelines
Form of Acceptance
Wall Street Journal Summary Advertisement

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

Please follow the instructions on this page and page 4 when completing page 3.
Your acceptance should be received no later than 3.00 p.m. (London time) on 31 March 2003.

1	REGISTERED SHAREHOLDING DETAILS
	If your name or address details shown opposite are incorrect please delete and add the correct details in capitals alongside. Details of changes of name will need to be supported by appropriate documentation (see section 9 on page 4 of this form for further details).	If no name and address is shown opposite please add the registered shareholder’s name and address.
Complete here >

2	TO ACCEPT THE OFFER
To accept the Offer, insert in Box 2 the total number of OGS Shares for which you wish to accept the Offer, whether or not you wish to elect for the Loan Note Alternative.
	You must sign Box 4 in accordance with the instructions set out in this Form of Acceptance which will constitute your acceptance of the Offer, and, if appropriate, Boxes 3, 5, 6, 7 and 8.	If no number, or a number greater than your entire holding of OGS Shares, is written in Box 2 and you have signed Box 4, you will be deemed to have accepted the Offer in respect of your entire holding of OGS Shares.
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3	TO ELECT FOR THE LOAN NOTE ALTERNATIVE
	The Loan Note Alternative is not being made available to persons entitled to participate in the Offer who are US Persons, or to residents of Australia, Canada or Japan. To elect for the Loan Note Alternative you should insert in Box 3 the number of OGS Shares in respect of which you wish to receive Loan Notes, having entered in Box 2 the total number of OGS Shares for which you accept the Offer.	The number of shares inserted in Box 3 cannot exceed the number inserted or deemed to be inserted in Box 2. You must also sign Box 4 in accordance with the instructions set out in this form and, if appropriate, Boxes 5, 6, 7 and 8. If you elect for the Loan Note Alternative, you will be deemed to have given the representation and warranty set out in paragraph 1(d) of Part C of Appendix I to the Offer Document relating to certain matters concerning the United States, Australia, Canada and Japan. If you are unable to give such representation and warranty, you must not elect for the Loan Note Alternative.
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4	SIGNATURES
	If you wish to accept the Offer, you must sign Box 4 regardless of the other Box(es) you complete. In the case of a joint holding ALL holders must sign. Each signature by an individual must be signed in the presence of a witness who must be over 18 years of age and must not be one of the joint registered holders (if applicable). The witness should state his/her name and sign where indicated. The same witness may witness each signature of the joint holders (if applicable). If this Form of Acceptance is not signed by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) signing this Form of Acceptance. You should also deliver evidence of your authority in accordance with the notes on page 4.	A company may affix its common seal which should be affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act applies may execute this Form of Acceptance as a deed by two directors or one director and the company secretary signing in the execution part of Box 4 or, in the case of a company incorporated outside Great Britain, may execute this Form of Acceptance by any person duly authorised who may sign in accordance with the laws of the territory in which the relevant company is incorporated and, in all cases, inserting the name of the company above their signatures.
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5	PARTICIPANT ID AND MEMBER ACCOUNT ID (Shareholders holding only share certificates need not complete Box 5)
	If your OGS Shares are in CREST, you must insert in Box 5 the participant ID and the member account ID under which such shares are held by you in CREST by signing and returning the Form of Acceptance. You must also transfer (or procure the transfer of) the OGS Shares specified in Box 2 to an escrow balance, specifying in the TTE Instruction	the participant ID and member account ID inserted in Box 5 of the Form of Acceptance and the Form of Acceptance reference number and the other information specified in paragraph 13 of the letter from JPMorgan contained in the Offer Document. The Form of Acceptance reference number appears next to Box 5.
Complete here >

6	RESTRICTED OVERSEAS PERSONS
	If you are unable to give the representations and warranties required by paragraph 1(c) of Part C of Appendix I to the Offer Document, you must put “NO” in Box 6.	If you do not put “NO” in Box 6, you will be deemed to have given such representations and warranties.
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7	ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION
	If you want the consideration and/or other document(s) to be sent to someone other than the first-registered holder at the address set out in Box 1 (e.g. your bank, stockbroker or	other agent), you should also complete Box 7 (with an address outside Australia, Canada or Japan). Box 7 must be completed by holders with registered addresses in Australia, Canada or Japan.
Complete here >

8	DAYTIME TELEPHONE NUMBER
Insert in Box 8 your daytime telephone number (outside Australia, Canada and Japan) including your full dialling code in case of queries.
Complete here >

FORM OF ACCEPTANCE RELATING TO THE OFFER
PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4 (To be completed in BLOCK CAPITALS)
The provisions of Parts B and C of Appendix I of the Offer Document are incorporated in and form part of this Form of Acceptance

1	REGISTERED SHAREHOLDING DETAILS	Box 1

	A/C No. _______________________	No. of OGS Shares held as at 26 February 2003

2	TO ACCEPT THE OFFER	Box 2
	Complete Box 2 and then sign Box 4. If appropriate, please also complete Boxes 3, 5, 6, 7 and 8.	No. of OGS Shares for which you wish to accept the Offer

3	TO ELECT FOR THE LOAN NOTE ALTERNATIVE	Box 3
	Complete Box 2 and Box 3 and then sign Box 4. If appropriate, please also complete Boxes 5, 6, 7 and 8.	No. of OGS Shares for which you wish to elect for the Loan Note Alternative

4	SIGN HERE TO ACCEPT THE OFFER		Box 4
	Execution by individuals Executed and delivered as a deed by:	In the presence of:

	Signature	Signature of witness	Name of witness

	Signature	Signature of witness	Name of witness

	Signature	Signature of witness	Name of witness

	Signature	Signature of witness	Name of witness

Note: All OGS Shareholders who are individuals should sign the Form of Acceptance in the presence of a witness who should also sign Box 4 in accordance with the instructions printed at Box 4. The witness must be over 18 years of age and must not be one of the joint registered holders.

Execution by a company: The common seal of the company named below was affixed/executed as a deed on behalf of the company named above in the presence of:

		Signature	Name of director

	*Delete as appropriate	Signature	name of *director/secretary

5	PARTICIPANT ID AND MEMBER ACCOUNT ID	Box 5
Complete this Box only if your OGS Shares are in CREST
	THE REFERENCE NUMBER OF THIS FORM OF ACCEPTANCE IS:	Participant ID ________________________________________________________

Member account ID ___________________________________________________

6	RESTRICTED OVERSEAS PERSONS ONLY	Box 6
	Put “NO” in Box 6 if you are UNABLE to give the representations and warranties required by paragraph 1(c) of Part C of Appendix I to the Offer Document.	________________________________________________________

7	ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION	Box 7
	Address outside Australia, Canada and Japan to which consideration is to be sent, if not as specified in Box 1.	Name _______________________________________________________________

Address ______________________________________________________________

Postcode _____________________________________________________________

8	DAYTIME TELEPHONE NUMBER	Box 8
	Include your full dialling code	Daytime telephone number _______________________________________________

Please ensure you enclose your share certificate(s) with this Form of Acceptance (unless your shares are held in CREST).

ADDITIONAL NOTES REGARDING THE COMPLETION OF THIS FORM

In order to be effective, this Form of Acceptance must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders. A corporation must execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company incorporated in England and Wales to which section 36A or 36B of the Companies Act applies may execute this Form of Acceptance by a director and the company secretary or by two directors signing this Form of Acceptance and inserting the name of the company above their signatures. A company incorporated outside England and Wales may execute this Form of Acceptance in accordance with the provisions of the Foreign Companies (Execution of Documents) Regulations 1994. Each such person signing this Form of Acceptance should state the office which he/she holds in the relevant company.

In order to avoid inconvenience to yourself and delay, the following points may assist you:

1.	If a holder is away from home (e.g. abroad or on holiday):

Send this Form of Acceptance by the quickest means (e.g. air mail) to the holder (unless he is in Australia, Canada or Japan) for execution or, if he has executed a power of attorney, have this Form of Acceptance signed by the attorney in the presence of a witness. In the latter case, the power of attorney (or a copy thereof duly certificated in accordance with the Powers of Attorney Act 1971) should be returned with this Form of Acceptance. No other signatures are acceptable. Do not send this Form of Acceptance or the accompanying documents into Australia, Canada or Japan.

2.	If you have sold or otherwise transferred all your OGS Shares:

Do not complete this Form of Acceptance. Please send it, together with the accompanying documents and the enclosed reply-paid envelope, at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. However, such documents should not be mailed, distributed, forwarded or transmitted in or into Australia, Canada or Japan. If your OGS Shares are in certificated form and you wish to sell or transfer part of your holding of OGS Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 31 March 2003 you should ask the stockbroker, bank or other agent through whom you made the sale or transfer to obtain the appropriate certification from OGS’ registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6DA in respect of the balance of your holding of OGS Shares.

3.	If the sole holder has died:

If confirmation of a grant of probate or letters of administration has/have been registered with OGS’ registrars, Lloyds TSB Registrars, this Form of Acceptance must be signed by the personal representative(s) of the decreased holder. This Form of Acceptance should then be lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 11 below with the related share certificate(s) and/or other documents of title. If a grant of probate or letters of administration has/have not been registered with OGS’ registrars, the personal representative(s) or prospective personal representative(s) should sign this Form of Acceptance and forward it with the share certificate(s), and/or other documents of title to Lloyds TSB Registrars at either of the addresses set out in paragraph 11 below. The signature must be witnessed, and the witness should also sign. However, a grant of probate or letters of administration (or a duly sealed copy) must be lodged with Lloyds TSB Registrars before the consideration due under the Offer can be forwarded to the executor(s) or personal representative(s). For this purpose, photocopies of grants of probate and letters of administration are not acceptable.

4.	If one of the joint holders has died:

This Form of Acceptance is valid if signed by the surviving holder(s), each in the presence of a witness, and lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 11 below with the share certificate(s) and/or other document(s) of title accompanied by the death certificate (or a duly certified copy), confirmation of grant of probate or letters of administration (or a duly sealed copy) in respect of the deceased holder. For this purpose, photocopies of death certificates, grants of probate or letters of administration are not acceptable.

5.	If your OGS Shares are in certificated form and your share certificate(s) or other document(s) of title is/are held by your stockbroker, bank or other agent:

You should complete this Form of Acceptance and arrange for it to be lodged by such agent with Lloyds TSB Registrars at either of the addresses set out in paragraph 11 below accompanied by the share certificate(s) and/or other documents of title. If the certificate(s) is/are not readily available, you should lodge this Form of Acceptance with Lloyds TSB Registrars at either of the addresses set out in paragraph 11 below duly completed together with a note saying e.g. “certificates to follow”, and arrange for the certificate(s) to be forwarded as soon as possible thereafter. It is helpful for your agent (unless he is in Australia, Canada or Japan) to be informed of the full terms of the Offer.

6.	If your OGS Shares are in certificated form and your share certificate(s) has/have been lost:

Complete and lodge the Form of Acceptance together with a letter of explanation stating that you have lost one or more of your share certificate(s) and any available certificate(s) with Lloyds TSB Registrars, at either of the addresses set out in paragraph 11 below. At the same time you should write to Lloyds TSB Registrars at The Causeway, Worthing, West Sussex BN99 6DA requesting a letter of indemnity which should be completed in accordance with the instructions given. When completed, the letter of indemnity must be lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 11 below.

7.	If your OGS Shares are in CREST:

You should take the action set out in paragraph 16 of the letter from JPMorgan contained in the Offer Document to transfer your OGS Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance reference number (which appears in Box 5 on page 3 of this Form of Acceptance) so that such number can be inserted on the TTE instruction.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance, as only your CREST sponsor will be able to send the necessary TTE Instruction to CRESTCo.

8.	If the Form of Acceptance is signed under a power of attorney:

The completed Form of Acceptance, together with any share certificate(s) and/or other documents of title, should be lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 11 below, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by Lloyds TSB Registrars and returned as directed.

9.	If your particulars differ from those appearing on the certificate(s) and Form of Acceptance, e.g.:

(a)	Incorrect address

Delete the incorrect details appearing in Box 1 and add your correct address in capitals alongside.

(b)	Change of name

If you have changed your name, enclose a copy of your marriage certificate or the deed poll with this Form of Acceptance. These documents will be returned to you as directed.

10.	If you are not resident in the United Kingdom:

The attention of OGS Shareholders not resident in the United Kingdom or who are citizens or residents or nationals of other countries (and of custodians, trustees or nominees thereof) is drawn to paragraph 6 of Part B of Appendix I to the Offer Document.

11.	Payment of consideration:

The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand to Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA or by hand only (during normal business hours) to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL. A reply-paid envelope is enclosed.

Without prejudice to Parts B and C of Appendix I to the Offer Document, Celltech reserves the right to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant TTE instruction or (as appropriate) the relevant share certificate(s) and/or other acceptable document(s) of title. In either event, no payment of cash or allotment of Loan Notes under the Offer will be made until after the relevant transfer to escrow has been made or (as appropriate) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Celltech have been received.